Exhibit 99.1
News Release
Contact: Glen L. Stiteley, Chief Financial Officer
   (815) 725-1885
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Announces Fourth Quarter 2016 Financial Results

Fourth Quarter 2016 Highlights

•	Diluted earnings per share (“EPS”) of $0.15

•	Asset growth of $21.6 million, or 1.73%, from the end of the third quarter of 2016

•	Loan growth of $34.7 million, or 3.62%, from the end of the third quarter of 2016

•	Deposit growth of $17.9 million, or 1.68%, from the end of the third quarter of 2016

•	Noninterest bearing deposits increase of $1.6 million, or 0.65%, from the end of the third quarter of 2016

JOLIET, IL, January 23, 2017 -- First Community Financial Partners, Inc. (NASDAQ: FCFP) (“First Community,” “FCFP” or the “Company”), the parent company of First Community Financial Bank (the “Bank”), today reported financial results as of and for the three and twelve months ended December 31, 2016.
Net income applicable to shareholders for the quarter ended December 31, 2016 was $2.7 million, or $0.15 per diluted share, compared with $2.9 million, or $0.17 per diluted share, for the quarter ended December 31, 2015. Financial results for the fourth quarter of 2015 were positively impacted by a negative provision for credit losses of $515,000. Pre-tax, pre-provision core income was $4.3 million in the fourth quarter of 2016, an increase of 11.29% from $3.8 million in the same period of the prior year.
“We delivered a strong performance in the fourth quarter, driven by positive trends in revenue, operating efficiencies and asset quality,” said Roy Thygesen, Chief Executive Officer of First Community.
“We had another strong quarter of business development, resulting in organic loan growth of 15% on an annualized basis. We are generating well balanced loan production and seeing solid growth across all of our major lending areas.”
“We were able to create significant franchise value in 2016 through organic growth and the completion of our first acquisition. We intend to continue to execute on our core strategies in 2017, focusing on developing additional commercial banking relationships with small- and middle-market companies and exploring other acquisitions in our existing footprint that can strengthen our core deposit base. We anticipate another year of double-digit organic loan growth, increased operating efficiencies, and stable credit quality in 2017, resulting in further improvement in our overall level of profitability and additional value being created for our shareholders,” said Mr. Thygesen.

Fourth Quarter 2016 Financial Results
Loans
At December 31, 2016, total loans were $991.6 million, an increase of $34.7 million, or 3.62%, since the end of the third quarter of 2016, and $219.3 million, or 28.39%, year-over-year. The loan growth was the result of a continued strong loan pipeline along with results produced by the addition of six commercial lenders and one new leasing officer hired during the first quarter of 2016.
Commercial loans grew $6.9 million, or 2.52%, since the end of the third quarter and $102.2 million, or 56.89%, year-over-year. Commercial real estate loans increased $6.0 million, or 1.42%, since the end of the third quarter and $44.9 million, or 11.78%, year-over-year. Residential real estate loans grew $8.6 million, or 5.13%, since the end of the third quarter and $40.1 million, or 29.53%, year-over-year. Construction loans were up $7.5 million, or 18.83%, since the third quarter and $25.3 million, or 114.37%, year-over-year.

Deposits and Other Borrowings
At December 31, 2016, total deposits were $1.1 billion, an increase of $17.9 million, or 1.68%, since the end of the third quarter and $217.2 million, or 25.08%, year-over-year.
Noninterest bearing demand deposits increased $1.6 million, or 0.65%, since the end of the third quarter and $51.8 million, or 26.42%, year-over-year. Interest bearing transactional accounts (NOW, savings and money market accounts) increased $28.1 million, or 5.85%, during the fourth quarter of 2016 and $136.0 million, or 36.52%, year-over-year. Time deposits decreased $11.8 million, or 3.48%, to $326.9 million at December 31, 2016, from $338.7 million at September 30, 2016, and increased $29.4 million, or 9.87%, year-over-year. The ratio of time deposits to interest bearing deposits was 39.13% at December 31, 2016, down from 41.35% at September 30, 2016.
Other borrowings increased $4.5 million, or 7.34%, since the end of the third quarter due to higher FHLB borrowings resulting from loan growth during the fourth quarter, partially offset by the payoff of our secured borrowings of $7.0 million during the quarter.

Net Interest Income and Margin
Fourth quarter 2016 net interest income was up $418,000, or 4.26%, from the third quarter of 2016. The increase was primarily attributable to an increase in average loan balances, partially offset by a lower net interest margin.
The Company’s net interest margin was 3.42% for the fourth quarter of 2016, compared to 3.40% in the third quarter of 2016. The increase was due to the effect of the prime rate increase in mid December 2016.

Noninterest Income and Expense
Fourth quarter 2016 noninterest income decreased $1.9 million, or 67.62%, from the third quarter of 2016 and increased $3.0 million, or 54.33%, from the year ended December 31, 2015. The decrease from the third quarter was primarily attributable to a $1.9 million bargain purchase option gain recorded in the third quarter related to the acquisition of Mazon State Bank.
Service charges on deposits decreased $4,000, or 1.38%, from the third quarter of 2016, which was primarily the result of a decrease in overdraft fees, partially offset by an increase in account analysis charges. Mortgage income was also up $45,000, or 26.63%, for the fourth quarter of 2016, compared to the third quarter, as a result of higher mortgage sale volumes.
Fourth quarter 2016 noninterest expense decreased $140,000, or 1.98%, from the third quarter of 2016 due to reduced data processing fees following the integration of Mazon State Bank, partially offset by increased incentive compensation expense.

Salaries and benefits expense increased $497,000, or 13.04%, from the third quarter 2016 due to increased incentive compensation expense, partially offset by cost savings from the integration of Mazon State Bank. Data processing fees decreased $433,000, or 61.86%, from the third quarter due to lower data processing conversion expenses following the integration of Mazon State Bank.
Asset Quality
Total nonperforming assets decreased $2.6 million, or 28.48%, to $6.6 million at December 31, 2016 from $9.2 million at September 30, 2016. The ratio of nonperforming assets to total assets was 0.52% at December 31, 2016 compared to 0.74% at September 30, 2016. The decrease was the result of the sale of $2.6 million in nonaccrual loans, $1.1 million in loans transferred to loans held for sale, and the charge-offs recorded in the quarter. This outflow was partially offset by new additions to nonaccrual loans.
The Company had net charge-offs on loans of $783,000 in the fourth quarter of 2016, compared to net charge-offs of $143,000 in the third quarter of 2016. The net charge-offs in the fourth quarter of 2016 primarily related to one loan relationship totaling $4.5 million that was placed on non-accrual status during the third quarter of 2016. At year-end 2016, $1.1 million of this relationship remained and was held for sale. This sale took place after year-end and this loan relationship has been paid off in full.
The ratios of the Company’s allowance for loan losses to nonperforming loans and allowance for loan losses to total loans were 199.52% and 1.18% at December 31, 2016, respectively.
The Company recorded a provision for loan losses in the fourth quarter of 2016 of $183,000, primarily as a result of the growth in the loan portfolio.

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the NASDAQ Capital Market (NASDAQ: FCFP). First Community Financial Partners has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, has locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville, Burr Ridge, Mazon, Braidwood, and Diamond, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements in this release other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties involve a number of factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with First Community’s possible pursuit of acquisitions; unexpected results of acquisitions, including the acquisition of Mazon State Bank; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in relationships with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; losses related to cyber-attacks; and liability and compliance costs regarding banking regulations; and changes in local, national and international economic conditions. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 14, 2016.
Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

FINANCIAL SUMMARY

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Period-End Balance Sheet
(In thousands)(Unaudited)
Assets
Cash and due from banks	$16,225	$21,622	$13,777	$9,132	$10,699
Interest-bearing deposits in banks	8,548	33,349	19,335	30,558	7,406
Securities available for sale	202,198	188,062	179,517	203,874	205,604
Mortgage loans held for sale	1,230	1,331	711	133	400
Loans held for sale	1,085	—	—	—	—
Commercial real estate	425,910	419,958	410,461	378,304	381,098
Commercial	281,804	274,889	239,038	181,142	179,623
Residential 1-4 family	175,978	167,388	143,908	139,208	135,864
Multifamily	36,703	31,880	30,809	31,511	34,272
Construction and land development	47,338	39,836	30,834	27,798	22,082
Farmland and agricultural production	12,628	12,985	9,235	9,060	9,989
Consumer and other	7,967	9,280	7,924	7,250	9,391
Leases	3,290	739	448	—	—
Total loans and leases	991,618	956,955	872,657	774,273	772,319
Allowance for loan and lease losses	11,684	12,284	12,044	11,335	11,741
Net loans and leases	979,934	944,671	860,613	762,938	760,578
Other assets	58,990	57,563	51,409	54,227	55,965
Total Assets	$1,268,210	$1,246,598	$1,125,362	$1,060,862	$1,040,652

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$247,856	$246,262	$203,258	$204,414	$196,063
Savings deposits	64,695	61,399	40,603	38,481	36,206
NOW accounts	160,862	151,243	103,324	104,136	102,882
Money market accounts	282,865	267,667	238,229	237,873	233,315
Time deposits	326,878	338,680	311,416	294,076	297,525
Total deposits	1,083,156	1,065,251	896,830	878,980	865,991
Total borrowings	66,419	61,879	114,701	72,237	68,315
Other liabilities	4,920	4,304	2,722	2,855	3,305
Total Liabilities	1,154,495	1,131,434	1,014,253	954,072	937,611
Shareholders’ equity	113,715	115,164	111,109	106,790	103,041
Total Shareholders’ Equity	113,715	115,164	111,109	106,790	103,041
Total Liabilities and Shareholders’ Equity	$1,268,210	$1,246,598	$1,125,362	$1,060,862	$1,040,652

FINANCIAL SUMMARY
	Three months ended,
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Interest income:	(In thousands, except per share data)(Unaudited)
Loans, including fees	$10,663	$10,229	$9,024	$8,508	$8,401
Securities	1,033	1,041	1,042	1,101	1,117
Federal funds sold and other	53	43	21	19	19
Total interest income	11,749	11,313	10,087	9,628	9,537
Interest expense:
Deposits	1,150	1,081	957	940	986
Federal funds purchased and other borrowed funds	61	112	119	93	87
Subordinated debentures	297	297	297	297	297
Total interest expense	1,508	1,490	1,373	1,330	1,370
Net interest income	10,241	9,823	8,714	8,298	8,167
Provision for loan losses	183	383	500	—	(515)
Net interest income after provision for loan losses	10,058	9,440	8,214	8,298	8,682
Noninterest income:
Service charges on deposit accounts	285	289	207	204	190
Gain on sale of loans	9	—	7	—	—
Gain on sale of securities	—	14	603	—	212
Mortgage fee income	214	169	109	78	96
Bargain purchase gain	—	1,920	—	—	—
Other	390	381	315	273	261
Total noninterest income	898	2,773	1,241	555	759
Noninterest expenses:
Salaries and employee benefits	4,309	3,812	3,311	3,256	3,004
Occupancy and equipment expense	548	568	429	437	494
Data processing	267	700	690	257	203
Professional fees	286	369	375	392	68
Advertising and business development	245	328	262	215	219
Losses on sale and writedowns of foreclosed assets, net	—	1	31	16	109
Foreclosed assets expenses, net of rental income	26	(99)	60	53	50
Other expense	1,238	1,380	974	1,310	898
Total noninterest expense	6,919	7,059	6,132	5,936	5,045
Income before income taxes	4,037	5,154	3,323	2,917	4,396
Income taxes	1,358	1,019	1,058	889	1,474
Net income	$2,679	$4,135	$2,265	$2,028	$2,922

Basic earnings per share	$0.16	$0.24	$0.13	$0.12	$0.17

Diluted earnings per share	$0.15	$0.24	$0.13	$0.12	$0.17

	Years Ended December 31,
	2016	2015
Interest income:	(in thousands, except share data) (unaudited)
Loans, including fees	$38,424	$32,525
Securities	4,217	4,134
Federal funds sold and other	136	66
Total interest income	42,777	36,725
Interest expense:
Deposits	4,128	3,923
Federal funds purchased and other borrowed funds	385	215
Subordinated debt	1,188	1,800
Total interest expense	5,701	5,938
Net interest income	37,076	30,787
Provision for loan losses	1,066	(2,077)
Net interest income after provision for loan losses	36,010	32,864
Noninterest income:
Service charges on deposit accounts	985	756
Gain on sale of loans	16	—
Gain on sale of securities	617	484
Gain on foreclosed assets, net	—	—
Mortgage fee income	570	531
Bargain purchase gain	1,920	—
Other	1,359	726
	5,467	2,497
Noninterest expenses:
Salaries and employee benefits	14,688	11,538
Occupancy and equipment expense	1,982	1,977
Data processing	1,914	912
Professional fees	1,422	1,201
Advertising and business development	1,050	853
Losses on sale and writedowns of foreclosed assets, net	48	187
Foreclosed assets expenses, net of rental income	40	130
Other expense	4,902	3,744
	26,046	20,542
Income before income taxes	15,431	14,819
Income taxes	4,324	5,000
Net income	$11,107	$9,819

Common share data
Basic earnings per common share	$0.65	$0.58
Diluted earnings per common share	0.64	0.57

Weighted average common shares outstanding for basic earnings per common share	17,184,432	16,939,010
Weighted average common shares outstanding for diluted earnings per common share	17,630,600	17,085,752

	Three months ended,
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets	(Dollars in thousands)(Unaudited)
Loans (1)	$973,149	$10,663	4.38%	$932,047	$10,229	4.39%	$760,332	$8,401	4.42%
Investment securities (2)	199,940	1,033	2.07%	199,139	1,041	2.09%	209,936	1,117	2.13%
Interest-bearing deposits with other banks	25,612	53	0.83%	24,580	43	0.70%	22,378	19	0.34%
Total earning assets	$1,198,701	$11,749	3.92%	$1,155,766	$11,313	3.92%	$992,646	$9,537	3.84%
Other assets	61,777			62,470			61,572
Total assets	$1,260,478			$1,218,236			$1,054,218

Liabilities
NOW accounts	$147,627	$118	0.32%	$122,727	$90	0.29%	$102,783	$66	0.26%
Money market accounts	279,110	203	0.29%	260,070	190	0.29%	237,818	163	0.27%
Savings accounts	63,816	15	0.09%	62,179	15	0.10%	36,015	14	0.16%
Time deposits	331,025	814	0.98%	326,860	786	0.96%	304,941	743	0.97%
Total interest bearing deposits	821,578	1,150	0.56%	771,836	1,081	0.56%	681,557	986	0.58%
Securities sold under agreements to repurchase	26,548	11	0.17%	23,339	10	0.17%	32,315	12	0.15%
Secured borrowings	2,134	22	4.12%	7,752	58	2.99%	12,875	73	2.27%
FHLB borrowings	21,764	28	0.51%	42,391	44	0.42%	3,261	2	0.25%
Subordinated debentures	15,300	297	7.76%	15,300	297	7.76%	15,300	297	7.76%
Total interest bearing liabilities	$887,324	$1,508	0.68%	$860,618	$1,490	0.69%	$745,308	$1,370	0.74%
Noninterest bearing deposits	253,877			239,802			203,108
Other liabilities	3,817			3,726			3,963
Total liabilities	$1,145,018			$1,104,146			$952,379

Total shareholders’ equity	$113,509			$114,090			$101,839

Total liabilities and shareholders’ equity	$1,258,527			$1,218,236			$1,054,218

Net interest income		$10,241			$9,823			$8,167

Interest rate spread			3.24%			3.23%			3.10%

Net interest margin			3.42%			3.40%			3.29%

Footnotes:
(1) Average loans include nonperforming loans.
(2) No tax-equivalent adjustments were made, as the effect thereof was not material.

	Year ended December 31,
	2016			2015
	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets	(Dollars in thousands)(Unaudited)
Loans (1)	$842,580	$38,424	4.56%	$728,276	$32,525	4.47%
Investment securities (2)	198,867	4,217	2.12%	197,427	4,134	2.09%
Federal funds sold	—	—	—%	—	—	—%
Interest-bearing deposits with other banks	17,256	136	0.79%	18,087	66	0.36%
Total earning assets	$1,058,703	$42,777	4.04%	$943,790	$36,725	3.89%
Other assets	56,124			49,879
Total assets	$1,114,827			$993,669

Liabilities
NOW accounts	$112,221	$360	0.32%	$91,410	$204	0.22%
Money market accounts	242,890	716	0.29%	224,640	620	0.28%
Savings accounts	46,357	53	0.11%	33,815	56	0.17%
Time deposits	304,138	2,999	0.99%	303,668	3,043	1.00%
Total interest bearing deposits	705,606	4,128	0.59%	653,533	3,923	0.60%
Securities sold under agreements to repurchase	22,966	38	0.17%	30,849	39	0.13%
Secured borrowings	9,175	221	2.41%	6,662	160	2.40%
Mortgage payable	—	—	—%	180	13	7.22%
FHLB borrowings	33,058	126	0.38%	1,686	3	0.18%
Subordinated debentures	15,300	1,188	7.76%	22,124	1,800	8.14%
Total interest bearing liabilities	$786,105	$5,701	0.73%	$715,034	$5,938	0.83%
Noninterest bearing deposits	216,430			177,085
Other liabilities	3,113			4,157
Total liabilities	$1,005,648			$896,276

Total shareholders’ equity	$109,179			$97,393

Total liabilities and shareholders’ equity	$1,114,827			$993,669

Net interest income		$37,076			$30,787

Interest rate spread			3.31%			3.06%

Net interest margin			3.50%			3.26%

Footnotes:
(1) Average loans include nonperforming loans.
(2) No tax-equivalent adjustments were made, as the effect thereof was not material.

COMMON STOCK DATA

	2016				2015
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	(Unaudited)
Market value (1):
End of period	$11.70	$9.52	$8.80	$8.70	$7.24
High	12.15	9.55	9.10	8.84	7.31
Low	9.10	8.35	8.18	7.00	6.26
Book value (end of period)	6.59	6.68	6.47	6.22	6.05
Tangible book value (end of period)	6.53	6.62	6.47	6.22	6.05
Shares outstanding (end of period)	17,242,645	17,237,845	17,183,780	17,175,864	17,026,941
Average shares outstanding	17,239,897	17,189,113	17,182,197	17,125,928	16,939,010
Average diluted shares outstanding	17,860,017	17,565,667	17,550,547	17,451,354	17,085,752

(1) The prices shown are as reported on the NASDAQ Capital Market

ASSET QUALITY DATA

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
(Dollars in thousands)(Unaudited)
Loans identified as nonperforming	$5,856	$8,385	$2,622	$2,146	$1,411
Other nonperforming loans	—	91	—	—	67
Total nonperforming loans	5,856	8,476	2,622	2,146	1,478
Foreclosed assets	725	725	2,211	5,231	5,487
Total nonperforming assets	$6,581	$9,201	$4,833	$7,377	$6,965

Allowance for loan and lease losses	$11,684	$12,284	$12,044	$11,335	$11,741
Nonperforming assets to total assets	0.52%	0.74%	0.43%	0.70%	0.67%
Nonperforming loans to total assets	0.46%	0.68%	0.23%	0.20%	0.14%
Allowance for loan and lease losses to nonperforming loans	199.52%	144.93%	459.34%	528.19%	794.38%

ALLOWANCE FOR LOAN AND LEASE LOSSES ROLLFORWARD
(Dollars in thousands)(Unaudited)	Three months ended,
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Beginning balance	$12,284	$12,044	$11,335	$11,741	$11,753
Charge-offs	1,363	340	193	506	133
Recoveries	580	197	402	100	636
Net charge-offs (recoveries)	783	143	(209)	406	(503)
Provision for loan losses	183	383	500	—	(515)
Ending balance	$11,684	$12,284	$12,044	$11,335	$11,741

Net chargeoff percentage annualized	0.32%	0.06%	(0.11)%	0.21%	(0.26)%

OTHER DATA
(Unaudited)
	Three months ended,
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Return on average assets	0.85%	1.36%	0.84%	0.78%	1.11%
Return on average equity	9.44%	14.50%	8.36%	7.68%	11.48%
Net interest margin	3.42%	3.44%	3.39%	3.36%	3.29%
Average loans to assets	77.20%	75.50%	76.55%	73.63%	72.12%
Average loans to deposits	90.49%	90.92%	94.16%	88.00%	85.95%
Average noninterest bearing deposits to total deposits	23.44%	22.51%	22.75%	23.35%	23.45%

COMPANY CAPITAL RATIOS
(Unaudited)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Tier 1 leverage ratio	9.10%	9.15%	9.77%	9.72%	9.36%
Common equity tier 1 capital ratio	10.51%	10.83%	11.26%	11.94%	11.62%
Tier 1 capital ratio	10.51%	10.83%	11.26%	11.94%	11.62%
Total capital ratio	12.99%	13.52%	14.14%	14.99%	14.69%
Tangible common equity to tangible assets	8.88%	9.24%	10.47%	10.26%	10.07%

NON-GAAP MEASURES

Pre-tax pre-provision core income (1)
(In thousands)(Unaudited)
		For the three months ended,
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Income before income taxes	$4,037	$5,154	$3,323	$2,917	$4,396
Provision for loan losses	183	383	500	—	(515)
Gain on sale of securities	—	(14)	(603)	—	(212)
Merger related expenses included in professional fees	—	24	26	100	—
Merger related expenses included in data processing fees	14	363	410	—	—
Severances paid in relation to the merger	—	92	—	—	—
Stock options included in other expense	—	164
Bargain purchase option		(1,920)	—	—	—
Losses (gain) on sale and writedowns of foreclosed assets, net	—	1	31	16	109
Foreclosed assets expense, net of rental income	26	(99)	60	53	50
Pre-tax pre-provision core income	$4,260	$4,148	$3,747	$3,086	$3,828

(1)  This is a non-GAAP financial measure. In compliance with applicable rules of the Securities and Exchange Commission, this non-GAAP measure is reconciled to pre-tax net income, which is the most directly comparable GAAP financial measure. The Company’s management believes the presentation of pre-tax pre-provision core income provides investors with a greater understanding of the Company’s operating results, in addition to the results measured in accordance with GAAP.